Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
Director of Communications
312-564-1378
ayuhn@theprivatebank.com

For Immediate Release

PrivateBancorp Declares Quarterly Cash Dividend

CHICAGO, March 5, 2010 -- PrivateBancorp, Inc. (NASDAQ: PVTB) announced today its board of directors declared a quarterly cash dividend of $0.01 per share for the first quarter 2010 payable on March 31, 2010, to stockholders of record on March 17, 2010. This dividend is unchanged from the prior quarterly dividend of $0.01 per share.